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                                                                    EXHIBIT 23.1

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                               DIXON HUGHES PLLC
                   Certified Public Accountants and Advisors


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-83875) of Wake Forest Bancshares, Inc. of our report dated October 22, 2004, relating to the consolidated financial condition of Wake Forest Bancshares, Inc. and subsidiary as of September 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended September 30, 2004 and 2003, appearing in the Annual Report on Form 10-KSB of Wake Forest Bancshares, Inc., included herein.

/s/ Dixon Hughes PLLC

Sanford, North Carolina
December 23, 2004